EXHIBIT 99(c)

DNP SELECT INCOME FUND INC. Section 19(a) Notice

Notification of Sources of Distribution Distribution Period	November 2017
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable December 11, 2017, together with the cumulative distributions paid this fiscal year to date from the following sources. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	November 2017		Year-to-date (YTD)
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.028	43%	$0.028	43%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.037	57%	0.037	57%
Return of Capital (or Other Capital Source)	-	-	-	-
Total (per common share)	$0.065	100%	$0.065	100%

October 31, 2017
Average annual total return* on NAV for the 5 years				12.57%
Annualized current distribution rate as a percentage of NAV				7.81%
Cumulative total return on NAV for the fiscal year				15.04%
Cumulative fiscal year distributions as a percentage of NAV				7.81%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC. Section 19(a) Notice

Notification of Sources of Distribution Distribution Period	December 2017
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable January 10, 2018, together with the cumulative distributions paid this fiscal year to date from the following sources. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	December 2017		Year-to-date (YTD)
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.022	34%	$0.052	40%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	-	-	0.078	60%
Return of Capital (or Other Capital Source)	0.043	66%	-	-
Total (per common share)	$0.065	100%	$0.130	100%

November 30, 2017
Average annual total return* on NAV for the 5 years				14.07%
Annualized current distribution rate as a percentage of NAV				7.68%
Cumulative total return on NAV for the fiscal year				2.42%
Cumulative fiscal year distributions as a percentage of NAV				0.64%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC. Section 19(a) Notice

Notification of Sources of Distribution Distribution Period	January 2018
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable February 12, 2018, together with the cumulative distributions paid this fiscal year to date from the following sources. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	January 2018		Year-to-date (YTD)
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.012	19%	$0.066	34%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.011	17%	0.129	66%
Return of Capital (or Other Capital Source)	0.042	64%	-	-
Total (per common share)	$0.065	100%	$0.195	100%

December 31, 2017
Average annual total return* on NAV for the 5 years				13.18%
Annualized current distribution rate as a percentage of NAV				8.03%
Cumulative total return on NAV for the fiscal year				-1.39%
Cumulative fiscal year distributions as a percentage of NAV				1.34%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC. Section 19(a) Notice

Notification of Sources of Distribution Distribution Period	February 2018
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable March 12, 2018, together with the cumulative distributions paid this fiscal year to date from the following sources. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	February 2018		Year-to-date (YTD)
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.021	32%	$0.088	34%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.012	19%	0.172	66%
Return of Capital (or Other Capital Source)	0.032	49%	-	-
Total (per common share)	$0.065	100%	$0.260	100%

January 31, 2018
Average annual total return* on NAV for the 5 years				11.40%
Annualized current distribution rate as a percentage of NAV				8.30%
Cumulative total return on NAV for the fiscal year				-3.91%
Cumulative fiscal year distributions as a percentage of NAV				2.07%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC. Section 19(a) Notice

Notification of Sources of Distribution Distribution Period	March 2018
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable April 10, 2018, together with the cumulative distributions paid this fiscal year to date from the following sources. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	March 2018		Year-to-date (YTD)
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.025	39%	$0.114	35%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	-	-	0.205	63%
Return of Capital (or Other Capital Source)	0.040	61%	0.006	2%
Total (per common share)	$0.065	100%	$0.325	100%

February 28, 2018
Average annual total return* on NAV for the 5 years				9.35%
Annualized current distribution rate as a percentage of NAV				8.99%
Cumulative total return on NAV for the fiscal year				-10.63%
Cumulative fiscal year distributions as a percentage of NAV				3.00%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC. Section 19(a) Notice

Notification of Sources of Distribution Distribution Period	April 2018
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable May 10, 2018, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2017 to October 31, 2018. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	April 2018		Fiscal YTD
Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.012	19%	$0.129	33%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.034	52%	0.238	61%
Return of Capital (or Other Capital Source)	0.019	29%	0.023	6%
Total (per common share)	$0.065	100%	$0.390	100%

March 31, 2018
Average annual total return* on NAV for the 5 years				8.18%
Annualized current distribution rate as a percentage of NAV				8.85%
Cumulative total return on NAV for the fiscal YTD				-8.57%
Cumulative fiscal YTD distributions as a percentage of NAV				3.69%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.